Exhibit 10.1

AMENDED AND RESTATED

INDEMNIFICATION AGREEMENT

This Agreement is made and entered into this              day of              (“Agreement”), by and between Omega Protein Corporation, a Nevada corporation (“Company”), and              (“Indemnitee”):

WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional services for or on behalf of the Company on the condition that he be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services by Indemnitee. Indemnitee agrees to serve as director and/or officer of the Company and, as mutually agreed by Indemnitee and the Company, as a director, officer, employee, agent or fiduciary of other corporations, partnerships, joint ventures, trusts or other enterprises (including, without limitation, employee benefit plans). Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies, or, with respect to service as a director of the Company, by the Company’s Articles of Incorporation, Bylaws and the Nevada Revised Statutes (the “NRS”). Notwithstanding, the foregoing, this Agreement shall continue in force after Indemnitee has ceased to serve as an officer or director of the Company and no longer serves at the request of the Company as a director, officer, employee or agent of the Company or any subsidiary of the Company.

Section 2. Indemnification - General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (a) as provided in this Agreement and (b) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

Section 3. Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if (a) he is not liable pursuant to NRS 78.138, or (b) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 4. Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with, and any amounts paid in settlement of, such Proceeding if (a) he is not liable pursuant to NRS 78.138, or (b) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, only if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals to be liable to the Company or for amounts paid in settlement to the Company unless and to the extent that a court having jurisdiction over Indemnitee and Company in an action filed by either concerning this Agreement, or the court in which such Proceeding shall have been brought or is pending, shall determine that in view of all the circumstances of the case he is fairly and reasonably entitled to indemnity for such Expenses.

Section 5. Indemnification for Expenses of a Party who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in defense of any

Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7. Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

Section 8. Procedure for Determination of Entitlement to Indemnification.

a.	To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

b.	Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined); or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; and if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

c.	In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 17 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Second Judicial District Court of the State of Nevada in and for the County of Washoe or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 9. Presumptions and Effect of Certain Proceedings.

a.	If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

b.	The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

c.	Any action taken by Indemnitee in connection with any employee benefit plan shall, if taken in good faith by Indemnitee and in a manner Indemnitee reasonably believed to be in the interest of the participants in or beneficiaries of that plan, be deemed to have been taken in a manner “not opposed to the best interests of the Company” for all purposes of this Agreement.

Section 10. Remedies of Indemnitee.

a.	In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Nevada, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement.

b.	In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 10 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

c.	If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

d.	In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 17 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 11. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

a.	The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Nevada law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

b.	To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors and/or officers of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director and/or officer under such policy or policies.

c.	In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

d.	The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 12. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his spouse (if Indemnitee resides in Texas or another community property state), heirs, executors and administrators, and this Agreement does not, and shall not be construed to confer any rights on any person that is not a party to this Agreement, other than Indemnitee’s spouse, and his heirs, executors and administrators.

Section 13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 14. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein prior to a Change of Control, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board.

Section 15. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or affect the construction thereof.

Section 17. Definitions. For purposes of this Agreement:

a.	“Acquiring Person” means any Person who or which, together with all Affiliates and Associates of such Person, is or are the Beneficial Owner of thirty percent (30%) or more of the shares of Common Stock then outstanding, but does not include any Exempt Person; provided, however, that a Person shall not be or become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the Beneficial Owner of thirty percent (30%) or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting one percent (1%) or more of the then outstanding shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting one percent (1%) or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such Person, unless, in either such case, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of thirty percent (30%) or more of the shares of Common Stock then outstanding.

b.	Affiliate” has the meaning ascribed to that term in Exchange Act Rule 12b-2.

c.	“Associate” means, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities, (ii) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and

(iii)	any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

d.	A specified Person is deemed the “Beneficial Owner” of, and is deemed to “beneficially own,” any securities:

(i)	of which that Person or any of that Person’s Affiliates or Associates, directly or indirectly, is the “beneficial owner” (as determined pursuant to Exchange Act Rule 13d-3) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (B) is not then reportable by such Person on Exchange Act Schedule 13D (or any comparable or successor report);

(ii)	which that Person or any of that Person’s Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by that Person or any of that Person’s Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

(iii)	which are beneficially owned, directly or indirectly, by (A) any other Person (or any Affiliate or Associate thereof) with which the specified Person or any of the specified Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Company or (B) any group (as that term is used in Exchange Act Rule 13d-5(b)) of which that specified Person is a member;

PROVIDED, HOWEVER, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40)

days after the date of that acquisition. For purposes of this Agreement, “voting” a security shall include voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including, without limitation, calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

e.	“Change of Control” means the occurrence of any of the following events that occurs after the Effective Date: (i) any Person becomes an Acquiring Person; (ii) at any time the then Continuing Directors cease to constitute a majority of the members of the Board; (iii) a merger of the Company with or into, or a sale by the Company of its properties and assets substantially as an entirety to, another Person occurs and, immediately after that occurrence, any Person, other than an Exempt Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of thirty percent (30%) or more of the total voting power of the then outstanding Voting Shares of the Person surviving that transaction (in the case or a merger or consolidation) or the Person acquiring those properties and assets substantially as an entirety; (iv) a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Shares of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the Voting Shares of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; (v) the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (vi) any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

f.	“Common Stock” means the common stock, par value $.01 per share, of the Company.

g.	“Continuing Director” means at any time any individual who then (i) is a member of the Board and was a member of the Board as of the Effective Date or whose nomination for his first election, or that first election, to the Board following that date was recommended or approved by a majority of the then Continuing Directors (acting separately or as a part of any action taken by the Board or any committee thereof) and (ii) is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate.

h.	“Corporate Status” describes the status of a person who is or was a director and/or officer of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

i.	“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

j.	“Effective Date” means the date of this Agreement.

k.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

l.	“Exempt Person” means (i), (A) the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company and (B) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any subsidiary of the Company, (ii) Indemnitee, any Affiliate or Associate of Indemnitee or any group (as that term is used in Exchange Act Rule 13d-5(b)) of which Indemnitee or any Affiliate or Associate of Indemnitee is a member, and (iii) Zapata Corporation for so long as Zapata Corporation remains the Beneficial Owner of greater than 50% of the Voting Shares.

m.	“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding and all interest or finance charges attributable to any thereof. Should any payments by the Company under this Agreement be determined to be subject to any federal, state or local income or excise tax, “Expenses” also shall include such amounts as are necessary to place Indemnitee in the same after-tax position (after giving effect to all applicable taxes) he would have been in had no such tax been determined to apply to such payments.

n.	“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

o.	“Person” means any natural person, sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture, estate, trust, union or employee organization or governmental authority.

p.	“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement.

q.	“Voting Shares” means: (i) in the case of any corporation, stock of that corporation of the class or classes having general voting power under ordinary circumstances to elect a majority of that corporation’s board of directors; and (ii) in the case of any other entity, equity interests of the class or classes having general voting power under ordinary circumstances equivalent to the Voting Shares of a corporation.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, failure to give such notice shall not deprive Indemnitee of his rights to indemnification and advancement of Expenses under this Agreement unless the Company is actually and materially prejudiced thereby.

Section 20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

a.	If to Indemnitee to:

b.	If to the Company, to:

Omega Protein Corporation

1717 St. James Place

Suite 550

Houston, Texas 77056

Attention: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all the circumstances of such Proceeding in order to reflect: (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 22. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

Section 23. Amendment and Restatement. This Agreement amends and restates any previous Indemnification Agreement between the parties, and also amends and restates any similar indemnification provisions which are part of any previous agreements between the parties.

Section 24. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

OMEGA PROTEIN CORPORATION (the “COMPANY”)

By:
JOSEPH L. von ROSENBERG III
President and Chief Executive Officer

“INDEMNITEE”

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